UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2009


                            AFFINITY MEDIAWORKS CORP.
               (Exact name of registrant as specified in charter)

           Nevada                     333-150548                 75-3265854
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

   455 Route 306 Suite M #2922
         Monsey, New York                                          10952
(Address of principal executive offices)                         (Zip Code)

                                 (206) 426-5044
                          Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e -4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 19, 2009, Affinity Mediaworks Corp. (the "Company") entered into a term sheet for Joint Venture Agreement with Insight Film Studios ("Insight") and Odyssey Film Studios ("Odyssey"). The term sheet provides that the Company, Insight and Odyssey will enter into a joint venture with Britain Ventures of the U.K. ("Britain") to finance and produce six to twelve motion pictures. Britain is to provide 50% of the financing while Affinity, Insight and Odyssey are to provide the other 50%. A more detailed agreement is to follow.

Also, on October 19, 2009, the Company entered a Memorandum of Understanding with Briton Ventures ("Briton") whereby the Company agreement to enter into a Joint Venture with Briton to product twelve films with a budget cap of $10 million per film. The projects with be British/Canadian qualifying films and each party will share in the costs and profits equally.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS.

On October 20, 2009, the Company received a resignation notice from Yulia Nesterchuk from all of her positions with the Company, including Chief Financial Officer, Secretary, Treasurer and a Director on its Board of Directors.

Ms. Nesterchuk's resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Ms. Nesterchuk's departure reduces the number of directors sitting on the Company's Board of Directors to two.

On October 20, 2009, the Company received a resignation notice from Kirk Shaw as President of the Company. Mr. Shaw will remain as a director of the Company.

On October 20, 2009, the Company appointed Scott Cramer, its current Chief Executive Officer and Director, as its new President, Chief Financial Officer, Secretary and Treasurer.

Mr. Cramer worked as a financial planner from 1987 until 1997. His functions included asset management, retirement planning and tax planning for his clients. From 1997 until 2000, he trained financial planners on how to grow their practices and build relationships with their clients. From 2000 until present, Mr. Cramer has developed investment products for projects that needed funding from the private and public equity sector. He has helped fund projects from the forestry to the film industry, with projects related to Alliance Atlantis and Prospero Entertainment. In addition, he is currently an executive producer on the film "Damage" featuring Stone Cold Steve Austin. He is also executive producer on the films "Traces of Danger" and "Holiday Destination" which are currently in preproduction.

Mr. Cramer will serve as our President, Chief Financial Officer, Secretary and Treasurer until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer. There are no family relationship between Mr. Cramer and any of our officers or directors. Mr. Cramer has not held any directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AFFINITY MEDIAWORKS CORP.


Date: October 22, 2009                        By: /s/ Scott Cramer
                                                  ------------------------------
                                                  Scott Cramer, C.E.O., Director


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